UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2013

Einstein Noah Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

001-33515

(Commission File Number)

Delaware	13-3690261
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

555 Zang Street, Suite 300, Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 568-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 25, 2013, Einstein Noah Restaurant Group, Inc. (the “Company”) announced the appointment of John A. Coletta as Chief Financial Officer of the Company, effective October 21, 2013.

Mr. Coletta, age 47, has served as the Chief Financial Officer of Quiznos, a quick-service restaurant chain, since September 2012. Prior to that, he served as Chief Financial Officer of Real Goods Solar/RGS Energy (RSOL) from March 2012 to September 2012. He served as global Chief Financial Officer of Cartridge World from October 2008 to August 2011 and President from September 2011 to January 2012. From April 1998 to July 2008, Mr. Coletta was Chief Financial Officer & Executive Vice President of Rock Bottom Restaurants, Inc., a multi-brand (Old Chicago, Rock Bottom, Chophouse, Sing Sing, & Boulder Beer) national restaurant chain. Mr. Coletta received a Bachelor of Science in Accounting from Loyola Marymount University in 1990 and he is a Certified Public Accountant in the State of Colorado.

Pursuant to the terms of his offer letter, Mr. Coletta will receive an annual salary of $330,000 and will be eligible to earn an annual cash target bonus of 75% of his base salary through our Corporate Bonus Plan. The 2013 annual bonus will be prorated based on Mr. Coletta’s start date, with a minimum guaranteed amount for 2013 of $50,000. The actual amount of the bonus will be based on the Company’s EBITDA performance and Mr. Coletta’s individual performance. Mr. Coletta also will be entitled to receive vacation, health and other benefits available to the Company’s employees generally. The Company has agreed to provide Mr. Coletta with a one-time payment of $50,000 as a signing bonus.

Subject to Board approval at its October 28, 2013 meeting, Mr. Coletta will be granted at that time under our 2011 Omnibus Incentive Plan (i) 40,000 stock options, which will vest in two annual installments beginning on February 25, 2015, and have a term of 10 years, and (ii) 20,000 restricted share units (RSUs), which will also vest in two annual installments beginning on February 25, 2015. These equity awards include both a special grant in recognition of his joining the Company as an executive officer and an acceleration of 2014 long-term incentive awards that would normally be granted in February 2014. Accordingly, Mr. Coletta would next be eligible for annual long-term incentive awards, at the sole discretion of the Board, in February 2015.

Additionally, Mr. Coletta will be entitled to severance payments in an amount equal to 12 months of base salary if his employment terminates for any reason, other than cause, for a period of 12 months from his start date.

For more information regarding Mr. Coletta’s compensation arrangement, see his Offer of Employment dated September 22, 2013, a copy of which is attached as Exhibit 10.01 hereto and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS.

10.01	John A. Coletta Offer of Employment dated September 22, 2013

99.1	Press Release issued September 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EINSTEIN NOAH RESTAURANT GROUP, INC.

Date: September 25, 2013	/s/ RHONDA J. PARISH
Rhonda J. Parish
Chief Legal, People and Risk Officer, and Secretary